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                                                                    EXHIBIT 99.2


                      OFFICER'S CERTIFICATE OF TRANSLATION

         The undersigned hereby represents that the agreements that will be filed as Exhibits 10.5 through 10.12 to the Annual Report on Form 10-KSB for the year ended December 31, 2000 of Qualton, Inc., a Delaware corporation, are fair and accurate English translations of their respective originals in Spanish.

DATED this 10th day of April, 2001

                                        Qualton, Inc.


                                        /s/ Jaime Serra
                                        Name:   Jaime Serra
                                        Title:  Chief Financial Officer